UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Universal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS

June 28, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Universal Corporation, which is to be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, August 2, 2005, commencing at 2:00 p.m. Eastern Time. At the meeting, you will be asked to elect three directors to serve three-year terms.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating, and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the proxy card. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the meeting, but even if you cannot, please vote your shares as soon as you can.

Sincerely,

/s/ ALLEN B. KING
Chairman, President,
and Chief Executive Officer

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation (the “Company”) will be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, August 2, 2005, at 2:00 p.m. Eastern Time, for the following purposes:

(1)	to elect three directors to serve three-year terms; and

(2)	to act upon such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of the Company’s Common Stock at the close of business on June 24, 2005, shall be entitled to vote at the meeting.

By Order of the Board of Directors,

George C. Freeman, III
Secretary

June 28, 2005

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company. A shareholder may revoke the proxy at any time prior to its use. Proxies properly executed and received by the Secretary of the Company prior to the Annual Meeting of Shareholders (the “Annual Meeting”) and not revoked will be voted in accordance with the terms thereof. Registered shareholders and participants in plans holding shares of the Company’s Common Stock (“Common Stock”) are urged to deliver proxies and voting instructions by calling a toll-free telephone number, by using the Internet, or by completing and mailing the enclosed proxy or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope. If your shares are held in street name with your bank or broker, please follow the instructions for voting attached to the proxy card that is enclosed with this Proxy Statement.

The Company will pay all of the costs associated with the proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telefacsimile, or other means of electronic transmission by directors, officers, and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost to the Company of approximately $3,500, plus reimbursement of out-of-pocket expenses.

This Proxy Statement will be mailed on or about June 28, 2005, to registered holders of Common Stock.

VOTING RIGHTS

The Company had outstanding, as of June 24, 2005, 25,682,609 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on June 24, 2005, will be entitled to vote.

The Company is not aware of any matters that are to come before the Annual Meeting other than the one described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Proposal One

ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting for terms of three years. Eight other directors have been elected to terms expiring in 2006 or 2007, as indicated below. The following pages set forth certain information for each nominee and each incumbent director as of March 31, 2005, except as otherwise noted. All of the nominees and all of the incumbent directors listed below were directors previously elected by the shareholders.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees that receive the highest vote totals for the director positions up for election will be elected. Votes that are withheld and shares held in street name (“Broker Shares”) that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual

Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Board of Directors, in its business judgment, has determined that each of the nominees for election this year except Mr. King, and each of the incumbent directors, are independent as defined by New York Stock Exchange listing standards.

Nominees for Election Whose Terms Expire in 2008

ALLEN B. KING, 59, is Chairman, President, and Chief Executive Officer of the Company. Mr. King was elected Chairman on October 28, 2003. Prior to becoming President and Chief Executive Officer on January 1, 2003, Mr. King was President and Chief Operating Officer of the Company, positions he held for more than five years. Mr. King is a director of Circuit City Stores, Inc. He is Chairman of the Executive Committee and a member of the Finance Committee. Mr. King has been a director since 1989.

EDDIE N. MOORE, JR., 57, is President of Virginia State University (an urban, public research university), a position he has held for more than five years. Mr. Moore is a director of Owens & Minor, Inc. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2000.

HUBERT R. STALLARD, 68, retired as President and Chief Executive Officer of Bell-Atlantic Virginia, Inc., now known as Verizon Virginia Inc. (a telecommunications company), in 2000, having served in those positions since 1989. Mr. Stallard is Chairman of the Pension Investment Committee and a member of the Executive Committee and the Executive Compensation, Nominating, and Corporate Governance Committee. He has been a director since 1991.

The Board of Directors recommends that the shareholders vote for the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2007

CHESTER A. CROCKER, 63, is a professor of strategic studies at Georgetown University’s Walsh School of Foreign Service (an urban, private research university), and a member of the Board of Directors of the United States Institute of Peace (an independent federal institution). He has held these positions for more than five years. Professor Crocker is a director of ASA Limited. He is a member of the Finance Committee and the Pension Investment Committee. Professor Crocker has been a director since 2004.

CHARLES H. FOSTER, JR., 62, is Chairman of LandAmerica Financial Group, Inc. (“LandAmerica”) (a title insurance holding company). Prior to 2005, he was Chairman and Chief Executive Officer of LandAmerica, positions he held for more than five years. Mr. Foster is a director of Overnite Corporation. He is Chairman of the Finance Committee and a member of the Executive Committee and the Executive Compensation, Nominating, and Corporate Governance Committee. Mr. Foster has been a director since 1995.

THOMAS H. JOHNSON, 55, is Chairman and Chief Executive Officer of Chesapeake Corporation (“Chesapeake”) (a specialty packaging company). From 2000 to 2004, he was Chairman, President, and Chief Executive Officer of Chesapeake, and from 1997 to 2000 he was President and Chief Executive Officer of Chesapeake. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2001.

JEREMIAH J. SHEEHAN, 66, retired as Chairman of the Board and Chief Executive Officer of Reynolds Metals Company (an aluminum and aluminum foil producer) in 2000, having served in those positions since 1996. He is Chairman of the Executive Compensation, Nominating, and Corporate Governance Committee and a member of the Audit Committee and the Executive Committee. Mr. Sheehan has been a director since 1998.

Incumbent Directors Whose Terms Expire in 2006

JOHN B. ADAMS, JR., 60, is President, Chief Executive Officer, and a director of Bowman Companies (a private land development company), positions he has held for more than five years. Mr. Adams is a member of the Audit Committee and the Finance Committee. Mr. Adams has been a director since 2003.

JOSEPH C. FARRELL, 69, retired as Chairman, President, and Chief Executive Officer of The Pittston Company, now known as The Brink’s Company (a mineral products, transportation, and security services company), in 1998, having served in those positions for more than five years. He is a director of ASA Limited. Mr. Farrell is a member of the Executive Committee, the Executive Compensation, Nominating, and Corporate Governance Committee, and the Pension Investment Committee. He has been a director since 1996.

WALTER A. STOSCH, 68, is a principal in the accounting firm of Stosch, Dacey & George P.C., a position he has held for more than five years. Prior to that time, he was a partner in the accounting firm of Deloitte & Touche, L.L.P. He currently serves as Senate Majority Leader of the Virginia General Assembly. He is Chairman of the Audit Committee and a member of the Finance Committee. He has been a director since 2000.

EUGENE P. TRANI, 65, is President of Virginia Commonwealth University (an urban, public research university), a position he has held for more than five years. He is a director of LandAmerica Financial Group, Inc. Dr. Trani is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2000.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock by each person or group known by the Company to beneficially own more than 5% of the outstanding shares of such stock.

Name of Beneficial Owner	Number of Shares		Percent of Class (%)[1]
Dreman Value Management, LLC 520 East Cooper Avenue, Suite 230-4 Aspen, Colorado 81611 Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	3,235,310	[2]	12.6

Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	2,009,019	[3]	7.8

AXA 25 avenue Matignon 75008 Paris, France AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA Courtage Assurance Mutuelle 26 rue Drouot 75009 Paris, France AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	1,507,340	[4]	5.9

[1]	The percents shown in the table are based on 25,682,609 shares of Common Stock outstanding on June 24, 2005.

[2]

Dreman Value Management, LLC, acting as investment adviser to various investment companies, held shared voting power and sole dispositive power over 3,235,310 shares of Common Stock as reported on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. According to an amended Schedule 13G filed with the Securities and Exchange Commission on February 8, 2005, Deutsche Bank AG, acting as a parent or holding company, through its subsidiaries, held sole voting and dispositive power over 2,397,588 shares of Common Stock. The amended Schedule 13G also indicates the following: 1) Deutsche Investment Management Americas Inc., a subsidiary of Deutsche Bank AG, acting as investment advisor to various investment companies, held sole voting and dispositive power over 2,390,688 shares of Common Stock, and 2) Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank AG, acting as a bank, held sole voting and dispositive power over 6,900 shares of Common Stock. Dreman Value Management, LLC is not an affiliated company of Deutsche Bank AG, but manages accounts held by Deutsche Bank AG. The Company’s management believes, based on discussions with Dreman Value Management, LLC and Deutsche Bank AG and a review of their filings with the Securities and Exchange

Commission, that the shares reported by Deutsche Bank AG in its amended Schedule 13G are included in the amount identified by Dreman Value Management, LLC in its Schedule 13G.

[3]	In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Barclays Global Investors, NA, acting as a bank, reported that it held sole voting power over 433,856 shares of Common Stock and sole dispositive power over 504,008 shares of Common Stock, and Barclays Global Fund Advisors, acting as an investment adviser, reported that it held sole voting power over 1,502,273 shares of Common Stock and sole dispositive power over 1,505,011 shares of Common Stock. The Schedule 13G states that the shares of Common Stock reported are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

[4]	As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The Schedule 13G indicates that AXA holds its reported shares as a member of a group, which includes the entities listed above with AXA. Each member of the group is reported as holding sole voting power over 1,231,484 shares of Common Stock, shared voting power over 13,646 shares of Common Stock, sole dispositive power over 1,504,994 shares of Common Stock, and shared dispositive power over 2,346 shares of Common Stock. Such shares are held by broker-dealer, investment adviser, and insurance company subsidiaries of AXA Financial, Inc.

Directors and Executive Officers

The following table sets forth as of June 24, 2005, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee (each of whom is currently a director), (ii) each executive officer listed in the Summary Compensation Table (the “Named Executive Officers”), and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares [1,2]	Percent of Class
John B. Adams, Jr.	5,718	*
Chester A. Crocker	2,700	*
Joseph C. Farrell	27,430	*
Charles H. Foster, Jr.	16,500	*
Thomas H. Johnson	10,300	*
Allen B. King	456,988	1.8%
Eddie N. Moore, Jr.	10,343	*
Hartwell H. Roper	248,097	*
Jeremiah J. Sheehan	13,543	*
Hubert R. Stallard	15,345	*
James H. Starkey, III	160,645	*
Walter A. Stosch	11,100	*
William L. Taylor	195,148	*
Eugene P. Trani	11,343	*
Jack M. M. van de Winkel	500	*

All directors and executive officers as a group (17 persons)	1,264,839	4.9%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.

[1]	The number of shares of Common Stock shown in the table includes 867,245 shares that certain directors and executive officers of the Company have the right to acquire through the exercise of stock options within 60 days following June 24, 2005. The majority of those stock options represent previously issued reload options under the Company’s Career Equity Ownership program, which became immediately exercisable for their respective remaining terms at the time the Career Equity Ownership program was discontinued.

[2]	The number of shares of Common Stock shown in the table includes 66,201 shares held for executive officers in the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated (“Universal Leaf”). The Employees’ Stock Purchase Plan of Universal Leaf held 743,109 shares or 2.9% of the shares of Common Stock outstanding on June 24, 2005. The number of shares also includes 400 shares that are jointly or solely held by minor children or other children living at home or held in fiduciary capacities. Such shares may be deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission but inclusion of the shares in the table does not constitute admission of beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and the written representations of its directors and executive officers, the Company believes that, during the 2005 fiscal year, all filing requirements applicable to directors and executive officers were satisfied, except for Messrs. Allen B. King, William L. Taylor, Hartwell H. Roper, and George C. Freeman III, who each inadvertently had one late Form 4 filing in connection with single transactions through the Supplemental Stock Purchase Plan of Universal Leaf, and Ms. Karen M. L. Whelan, who inadvertently had one late Form 4 filing in connection with a sale of shares related to the discontinuance of the Career Equity Ownership program.

CORPORATE GOVERNANCE AND COMMITTEES

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board’s performance, and various other issues. The Guidelines are available to shareholders and the public free of charge under the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com. A printed copy is available to any shareholder free of charge upon written request to the Treasurer of the Company, at Universal Corporation, P. O. Box 25099, Richmond, Virginia 23260.

Code of Ethics

The Board of Directors has adopted a Business Ethics Policy applicable to directors, officers, and employees of the Company and each of its subsidiaries and controlled affiliates. The Business Ethics Policy includes the New York Stock Exchange requirements for a “Code of Business Conduct and Ethics” and the Securities and Exchange Commission definition of a “Code of Ethics for Senior Financial Officers.” The Business Ethics Policy addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Business Ethics Policy is available to shareholders and the public free of charge under the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com. A printed copy is available to any shareholder free of charge upon written request to the Treasurer of the Company at the address set forth above.

Executive Sessions

The independent directors of the Board meet in executive session at least annually without management or employee directors present. The independent directors designate the director who will preside at the executive session. For fiscal year 2005, the independent directors designated Mr. Stallard as the presiding director. The presiding director is responsible for advising the Chairman and/or the Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. Executive sessions where non-employee directors meet on an informal basis may be scheduled either before or after each regularly scheduled Board meeting.

Communications with Directors

Shareholders may at any time direct communications to the Board as a whole, to the director who presides at the executive sessions of the non-management directors, or to any individual member of the Board, through the Company’s website or by contacting the Company’s Secretary. The “Corporate Governance-Highlights” section of the Company’s website contains an e-mail address established for receipt of shareholder communications, and provides the full mailing address for communications to be delivered via the Company’s Secretary.

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each shareholder communicating with the Board will receive a written acknowledgement from or on behalf of the Company’s Secretary after receipt of the communication sent in the manner described above. After screening such communications, the Company’s Secretary will distribute communications to the intended recipient(s) as appropriate.

Board and Committee Meeting Attendance

In the 2005 fiscal year, there were six meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which he served.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee; the Audit Committee; the Executive Compensation, Nominating, and Corporate Governance Committee; the Finance Committee; and the Pension Investment Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The members of the Executive Committee are Messrs. King (Chairman), Farrell, Foster, Sheehan, and Stallard. The Executive Committee met seven times during the 2005 fiscal year.

Audit Committee

The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent public accountants and internal auditors, the review of the adequacy of internal accounting controls, and the selection and appointment of independent public accountants. The Audit Committee operates under a written charter last amended by the Board in October 2002. The Audit Committee’s charter is available under the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com.

The members of the Audit Committee are Messrs. Stosch (Chairman), Adams, Johnson, Moore, Sheehan, and Trani. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members are financially literate as defined by the New York Stock Exchange listing standards. In accordance with the applicable regulations of the Securities and Exchange Commission, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations – Walter A. Stosch, the Chairman of the Audit Committee. The fact that the Board did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.

The Audit Committee met 11 times during the 2005 fiscal year. Additional information with respect to the Audit Committee is discussed below under “Audit Information” on page 20 of this Proxy Statement.

Executive Compensation, Nominating, and Corporate Governance Committee

The Executive Compensation, Nominating, and Corporate Governance Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering the Company’s equity-based, deferred, and other compensation plans. The committee also develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company, and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The committee acts as the Company’s nominating committee. The committee operates under a written charter last amended by the Board in April 2004. The committee’s charter is available under the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com. For additional information regarding the compensation-related activities of the committee, see “Report of Executive Compensation, Nominating, and Corporate Governance Committee” on page 10 of this Proxy Statement.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2006 Annual Meeting, the notice must be received within the time frame set forth in “Proposals for 2006 Annual Meeting” on page 22 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in the Company’s Bylaws and Corporate Governance Guidelines.

The committee does not differentiate between Board candidates submitted by Board members or those submitted by shareholders with respect to evaluating candidates. All Board candidates are considered based upon various criteria, such as their broad-based business skills and experience, prominence, and reputation in their profession, their global business and social perspective, concern for the long-term interests of the shareholders, knowledge of the Company’s or related industries, and personal and professional integrity, ethics, and judgment — all in the context of an assessment of the perceived needs of the Board at that point in time. Because the needs of the Board change from time to time, the committee has not established specific minimum qualifications that must be met by potential new directors. The Board, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board.

The members of the Executive Compensation, Nominating, and Corporate Governance Committee, all of whom the Board, in its business judgment, has determined are independent as defined by the New York Stock Exchange listing standards, are Messrs. Sheehan (Chairman), Farrell, Foster, and Stallard. The committee met six times during the 2005 fiscal year.

Finance Committee

The Finance Committee has the responsibility of establishing the Company’s financial policies and controlling its financial resources. The members of the Finance Committee are Messrs. Foster (Chairman), King, Adams, Crocker, and Stosch. The Finance Committee met three times during the 2005 fiscal year.

Pension Investment Committee

The Pension Investment Committee establishes the investment policies, selects investment advisors and portfolio managers, and monitors the performance of investments of the pension plans, the retirement plans and other qualified employee benefit plans of Universal Leaf and the Company’s other U.S. subsidiaries. The members of the Pension Investment Committee are Messrs. Stallard (Chairman), Crocker, Farrell, Johnson, Moore, and Trani. The Pension Investment Committee met five times during the 2005 fiscal year.

Director Independence

The Board of Directors, in its business judgment, has determined that each member of the Board of Directors except Mr. King, the Company’s Chairman, President and Chief Executive Officer, is independent as defined by the New York Stock Exchange listing standards. In reaching this conclusion, the Board evaluated each director in light of the specified independence tests set forth in the New York Stock Exchange listing standards. In addition, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. The Board evaluated such relationships, if any, with respect to each director except Mr. King and determined that no such relationships were material.

Annual Meeting Attendance

The Company expects and encourages each member of the Board of Directors to attend annual meetings of shareholders when it is reasonably practical for the director to do so. All of the directors attended the 2004 Annual Meeting except Mr. Joseph C. Farrell.

DIRECTORS’ COMPENSATION

Each director who is not an officer of the Company receives an annual retainer of $30,000, a fee of $1,500 for each Board meeting attended, and a fee of $1,500 for each committee meeting attended. A non-employee director may elect to receive his annual retainer in cash, shares of Common Stock, or an option to purchase such shares. If option payment is elected, the number of shares of Common Stock covered by the option is determined by dividing the Black-Scholes value per share on the date of grant into 125% of the cash value of the annual retainer.

The Outside Directors’ 1994 Deferred Income Plan permits a non-employee director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the director in certain investment options offered by the Company. In 1998, this plan was amended to add a deferred stock unit fund to the investment options available under the plan. Each deferred stock unit represents a hypothetical share of Common Stock and fluctuates in value with the market price of the stock. The portion of a director’s deferral account that is invested in the deferred stock unit fund is increased by the number of deferred stock units that could be purchased with Common Stock dividends paid by the Company. With respect to investment options other than the deferred stock unit fund, the Company may, but is not required to, invest the deferred amounts in a Company-owned life insurance product with parallel investment options. Subject to certain restrictions, the director may elect at the time of deferral to take cash distributions, in whole or in part, from his deferral account either prior to or following termination of service.

Until fiscal year 2005, each non-employee director received an annual award of 700 shares of restricted Common Stock following each Annual Meeting pursuant to the Restricted Stock Plan for Non-Employee Directors and the 2002 Executive Stock Plan. No director was authorized to receive in the aggregate more than 2,100 shares of restricted Common Stock under these plans. Restrictions on awards under these plans expire in the event the director becomes disabled, dies, is not nominated for reelection, or is not reelected. The number of shares previously issued to non-employee directors will be adjusted for stock dividends, stock splits, and certain other corporate events that may occur in the future. In addition, until fiscal year 2005, each non-employee director received an option to purchase 2,000 shares of Common Stock on the first business day following each Annual Meeting under the 1994 Stock Option Plan for Non-Employee Directors and the 2002 Executive Stock Plan. The exercise price of all such options is the fair market value of the Common Stock on the date of grant. All of the options became exercisable six months after the date of grant and expire ten years from the date of grant. Shorter expiration periods may apply in the event an optionee dies, becomes disabled, or resigns from, or does not stand for reelection to, the Board. The options previously granted will be adjusted for stock dividends, stock splits, and certain other corporate events that may occur in the future.

During fiscal year 2005, the Company’s Executive Compensation, Nominating, and Corporate Governance Committee modified the annual awards and grants provided to non-employee directors following each Annual Meeting. Pursuant to the 2002 Executive Stock Plan, non-employee directors will now receive 1,000 shares of restricted Common Stock in place of the historical award of 700 shares of restricted Common Stock and annual grant of stock options. The restricted Common Stock will be awarded on an annual basis to non-employee directors on the first business day following each Annual Meeting, beginning with the 2005 Annual Meeting.

As part of its overall program of charitable giving, the Company offers the directors participation in a Directors’ Charitable Contribution Program (the “Charitable Program”). The Charitable Program is funded by life insurance policies purchased by the Company on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to the Company. The Company, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. Donations will be made by the Company in ten equal annual installments, with the first installment to be made at the later of the director’s retirement from the Board or age 70; the remaining nine installments will be paid annually beginning immediately after the director’s death.

Each director is also eligible to participate in a Directors’ Matching Gifts Program in which the Company matches directors’ contributions to charities. The maximum amount that can be matched in any fiscal year is $5,000 per director.

REPORT OF EXECUTIVE COMPENSATION, NOMINATING,

AND CORPORATE GOVERNANCE COMMITTEE

The Company’s executive compensation and benefits program is administered by the Executive Compensation, Nominating, and Corporate Governance Committee (the “Committee”), which is composed entirely of non-employee directors, all of whom the Board, in its business judgment, has determined are independent as defined by the applicable New York Stock Exchange listing standards, Securities and Exchange Commission rules and Internal Revenue Service rules. The goal of the program is to attract, motivate, reward, and retain the management talent required to achieve the Company’s business objectives, at compensation levels that are fair and equitable and competitive with those of comparable companies. This goal is furthered by the Committee’s policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to align the financial interests of management with those of the shareholders.

The three main components of the Company’s executive compensation program have historically been base salary, annual cash awards under incentive compensation plans adopted by the Company and its principal subsidiaries, and equity participation usually in the form of stock option grants and eligibility to participate in the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated. Each year the Committee reviews the total compensation package of executive officers to ensure they meet the goals of the program. As a part of this review, the Committee considers corporate performance information, compensation survey data, the advice of consultants, and the recommendations of management. During fiscal year 2005, the Committee, with advice and assistance from an independent compensation consultant, undertook a comprehensive review of the mix, form, and calibration of the executive compensation program. The results of that review, applicable for fiscal year 2006, can be summarized as follows:

•	The Committee reaffirmed its objective of setting total direct compensation (including salary, annual incentive awards and long-term incentive awards) for executives at levels competitive with the market median for executives in comparable positions at companies of comparable size, complexity and operational characteristics.

•	The Economic Profit and Earnings Per Share annual incentive calibration ranges were updated and adjusted to reflect current and anticipated business conditions and to ensure adequate performance stretch in the annual incentive plan goals.

•	The mix of pay was adjusted to place less emphasis on annual cash incentive opportunity levels and relatively greater emphasis on long-term performance and award opportunities.

•	To reduce the overall emphasis on annual cash incentives, the Committee concluded that a meaningful percentage of annual bonus should be paid in the form of restricted stock. Accordingly, for fiscal year 2006, the amount of annual incentive earned above a targeted cash opportunity level determined for each officer, at the mid-point of “conventional” performance for Economic Profit and Earnings Per Share, will be paid 50% in cash and 50% in restricted stock with three-year cliff vesting. Had this approach been followed during fiscal years 2001 through 2004, an average of approximately 39% of total annual bonus paid would have been deemed “above the targeted cash opportunity level” and therefore paid out one-half in cash and one-half in restricted stock.

•	The Career Equity Ownership program (the “CEO Program”) described under “Equity Participation” below, has been discontinued in favor of a new approach estimated to be more efficient under Financial Accounting Standards Board Statement No. 123 R (“FAS 123R”). The long-term incentive program value will now consist of 50% stock options (or stock-settled stock appreciation rights) and 50% restricted stock or restricted stock units with five-year cliff vesting (“Career Shares”). Named executive officers will have additional vesting restrictions or holding period requirements on Career Shares in order to preserve deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

•	Stock ownership guidelines for senior executive officers have been implemented. Officers will have five years to comply with fixed share ownership levels of 65,000, 25,000 and 7,500 (which approximate multiples of salary of 5, 3.5 and one times) for the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents, respectively, of Universal Leaf. Restricted stock or restricted stock unit awards are counted in determining compliance with the guidelines.

Base Salary. Base salaries for executive officers are reviewed annually to determine whether adjustments may be necessary. Factors considered by the Committee in determining base salaries for executive officers include personal performance of the executive in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the Committee in a subjective analysis of the appropriate level of compensation for that executive. For purposes of assessing the competitiveness of salaries, the Committee reviews compensation data from national surveys and selected groups of companies with similar size or operational characteristics to determine ranges of total compensation and the individual components of such compensation. Such compensation data indicates that the Company’s salary levels generally have been below the median of such data when compared to executive positions of similar scope and responsibility.

Mr. King became the Chief Executive Officer of the Company on January 1, 2003, and Chairman of the Board on October 28, 2003, and has 36 years experience with the Company. For the fiscal year beginning April 1, 2004, Mr. King’s base salary was increased by the annualized rate of 3.3% after a thorough review and evaluation by the Committee of the competitiveness of Mr. King’s salary and total cash compensation to those of other chief executive officers at comparable companies. The Committee conducted a similar review and evaluation during the 2005 fiscal year as part of its comprehensive review of executive compensation described above. For the fiscal year beginning April 1, 2005, Mr. King’s base salary was increased by approximately 14.9% based on that review.

Annual Cash Incentives. The Company and its principal subsidiaries have incentive compensation plans under which key management employees may receive annual cash incentive awards that vary from year to year based upon corporate, business unit, and individual performance. Pursuant to the Company’s Executive Officer Annual Incentive Plan (the “Incentive Plan”) approved by the shareholders at the 2004 Annual Meeting, with respect to the Named Executive Officers based in the United States, the bonus awards in the 2005 fiscal year were based 50% on the generation of economic profit, which is defined as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to the weighted average cost of capital times average funds employed, and 50% on the generation of earnings per share, adjusted to exclude extraordinary gains and losses and bonus accruals under the plan. Mr. King’s cash incentive award for the 2005 fiscal year was approximately 39.5% less than the award he received in fiscal year 2004. This decrease is directly attributable to the financial performance of the Company, including the Company’s economic profit and adjusted earnings per share performance during fiscal year 2005.

As noted above, the changes to the Company’s compensation program applicable to the 2006 fiscal year include changes to the form and calibration of awards issuable under the Incentive Plan. The Company will continue to issue incentive awards based on the various performance factors referenced above.

Equity Participation. The Committee administers the Company’s 1989, 1997, and 2002 Executive Stock Plans, under which it has granted to key executive employees options to purchase shares of Common Stock based upon a determination of competitive aggregate compensation levels. The primary objective of issuing stock options has been to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company’s stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company’s stock incentive program is effectively designed to further this objective.

During the 1992 fiscal year, the Committee instituted the CEO Program to promote an increase in the equity interest of key executives through systematic option exercises and the retention of shares. The CEO Program required each participant to make an investment in the Company by contributing to the CEO Program currently owned shares equal to at least 10% of the number of shares subject to the initial options granted to the participant under the CEO Program. Option exercises would occur automatically at not less than six-month intervals when at least a minimum stock price appreciation had occurred. The exercise price of options granted under the CEO Program was the fair market value of a share of Common Stock on the date of grant. CEO Program options could not be exercised until six months after the date of grant and would expire ten years from such date. Stock options granted to key executives under the CEO Program in the 2003 fiscal year were intended to meet the Committee’s three-year targets for CEO Program grants and, therefore, no new option grants were made under the CEO Program during the 2004 or 2005 fiscal years (excluding reload options).

With the upcoming adoption of FAS 123R, the projected accounting cost of the CEO Program dictated the consideration of other, more cost-efficient forms of equity compensation for the 2006 fiscal year and beyond. The Committee decided during the 2005 fiscal year to discontinue the CEO Program. The share balances in the participating executives’ CEO Program accounts have been distributed to the participants. All previously issued reload options became immediately exercisable for their respective remaining terms.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a company’s chief executive officer and to the four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. In this regard, the Company has taken appropriate actions to maximize the deductibility of stock option grants, annual cash incentive awards, and restricted stock grants. While the Company’s policy is generally to preserve corporate tax deductions by qualifying compensation over $1million paid to executive officers as performance-based, the Committee may, from time to time, conclude that compensation arrangements are in the best interests of the Company and its shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility.

Executive Compensation, Nominating, and Corporate Governance Committee

Jeremiah J. Sheehan, Chairman
Joseph C. Farrell
Charles H. Foster, Jr.
Hubert R. Stallard

Richmond, Virginia

May 24, 2005

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poors Midcap 400 Stock Index and the peer group index. The companies in the peer group are DIMON Incorporated and Standard Commercial Corporation.1 The graph assumes that $100 was invested on June 30, 2000, in Common Stock and in each of the comparative indices, in each case with dividends reinvested.

CUMULATIVE TOTAL RETURN ON COMMON STOCK

	At June 30,				At March 31,
	2000	2001	2002	2003	2004	2005
Universal Corporation	$100.00	$195.89	$187.90	$225.02	$277.20	$258.01
S&P Midcap 400 Index	$100.00	$108.87	$103.74	$103.00	$130.55	$144.16
Peer Group Index	$100.00	$441.21	$397.63	$375.98	$371.17	$383.29

[1]	DIMON Incorporated and Standard Commercial Corporation merged into Alliance One International, Inc. effective May 13, 2005. DIMON Incorporated and Standard Commercial Corporation are listed as separate companies in the peer group because all information set forth in the table is reported as of dates before their merger.

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President, and Chief Executive Officer, and the other Named Executive Officers. Information is provided for the fiscal years ended on March 31, 2005, March 31, 2004, and June 30, 2003.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($)[4]
		Salary ($)[1]	Bonus ($)	Other Annual Compensation ($)[2]	Securities Underlying Options (#)[3]
Allen B. King Chairman, President, and Chief Executive Officer	2005 2004 2003	618,364 585,792 547,514	695,462 1,150,435 1,223,061	— — —	214,041 89,286 305,016	149,706 149,358 104,424

William L. Taylor Vice President and Chief Administrative Officer	2005 2004 2003	373,994 360,040 351,141	259,408 428,725 532,303	— — —	135,754 55,252 154,516	82,196 91,085 71,686

Hartwell H. Roper Vice President and Chief Financial Officer	2005 2004 2003	289,350 277,636 268,483	195,346 322,848 392,966	— — —	124,367 49,559 149,414	45,065 44,112 38,840

James H. Starkey, III Vice President	2005 2004 2003	237,694 223,650 216,500	113,468 187,527 232,308	— — —	85,058 35,049 98,910	52,196 53,841 41,903

Jack M. M. van de Winkel Vice President; President and Chairman of the Board of Deli Universal, Inc.	2005 2004 2003	395,587 367,560 344,821	478,084 301,996 352,428	— — —	0 0 52,500	0 0 0

[1]	For comparative purposes and in accordance with applicable Securities and Exchange Commission guidance, the amounts reported under “Salary” for fiscal year 2004 are 12-month totals consisting of amounts paid during the nine-month transition year ended March 31, 2004, and the three-month period ended June 30, 2003. Amounts reported under “Salary” for fiscal year 2005 reflect amounts paid during the 12-month period ended March 31, 2005, and amounts reported under “Salary” for fiscal year 2003 reflect amounts paid during the 12-month period ended June 30, 2003.

[2]	None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total annual salary and bonus for each reported year.

[3]	All options granted in the 2005 and 2004 fiscal years, and the majority of the options granted in the 2003 fiscal year, were reload options that replaced shares of Common Stock used for stock swap option exercises under the CEO Program described above in “Report of Executive Compensation, Nominating, and Corporate Governance Committee.” In general, such reload options became exercisable six months after the date of grant with exercise occurring automatically if certain minimum price thresholds are met. The exercise price of the listed options was the fair market value on the date of grant.

[4]	The amounts in the “All Other Compensation” column represent (i) employer contributions to the Employees’ Stock Purchase Plan and the Supplemental Stock Purchase Plan of Universal Leaf (the “Stock Purchase Plans”), (ii) life insurance premium payments made by the Company under the Executive Insurance Program, and (iii) interest accrued to participants’ accounts under the Company’s Deferred Income Plan (the “DIP”) to the extent such interest exceeded 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d). Employer contributions to the Stock Purchase Plans on behalf of the Named Executive Officers for the 2005, 2004, and 2003 fiscal years were in the following respective amounts: Mr. King, $37,839, $30,120, and $29,779; Mr. Taylor, $21,914, $19,876, and $19,774; Mr. Roper, $11,626, $10,961, and $10,643; and Mr. Starkey, $8,080, $7,853, and $7,800. For comparative purposes and in accordance with applicable Securities and Exchange Commission guidance, the employer contribution reported for fiscal year 2004 is a 12-month total consisting of amounts paid during the nine-month transition year ended March 31, 2004, and the three-month period ended June 30, 2003. The employer contributions reported for fiscal year 2005 reflect amounts paid during the 12-month period ended March 31, 2005, and the contributions reported for fiscal year 2003 reflect amounts paid during the 12-month period ended June 30, 2003. The life insurance premiums paid by the Company on behalf of such executive officers for the 2005, 2004, and 2003 fiscal years were in the following respective amounts: Mr. King, $106,999, $119,381, and $71,065; Mr. Taylor, $60,282, $75,484, and $51,912; Mr. Roper, $29,522, $33,068, and $25,316; and Mr. Starkey, $31,856, $39,867, and $25,219. The accruals of interest on income deferred by such executive officers under the DIP in excess of 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d) for the 2005, 2004, and 2003 fiscal years were in the following respective amounts: Mr. King, $4,868, $3,195, and $3,580; Mr. Roper, $3,917, $2,571, and $2,881; and Mr. Starkey, $12,260, $7,996, and $8,884.

Retirement Benefits

Employees of Universal Leaf and certain of the Company’s other U. S. subsidiaries are covered by a defined benefit retirement plan, which is qualified under the Internal Revenue Code, and a defined benefit supplemental retirement plan, which is a non-qualified plan intended to provide benefits in excess of limits allowed by the Internal Revenue Code. The table below shows estimated annualized benefits payable under both plans at normal retirement (age 65) based on the average salary and bonus (as reported in the Summary Compensation Table) for the highest consecutive three years. The actuarial equivalent of benefits under the supplemental retirement plan is payable in a lump sum upon retirement.

Years of Service

Remuneration	15	20	25	30	35	40	45
$ 300,000	$66,026	$88,034	$110,043	$132,051	$154,060	$168,168	$182,276
400,000	89,539	119,385	149,232	179,078	208,924	227,735	246,546
500,000	113,052	150,737	188,421	226,105	263,789	287,303	310,816
600,000	136,566	182,088	227,610	273,132	318,654	346,870	375,086
700,000	160,079	213,439	266,799	320,159	373,518	406,437	439,356
800,000	183,593	244,790	305,988	367,185	428,383	466,004	503,626
900,000	207,106	276,142	345,177	414,212	483,248	525,572	567,896
1,000,000	230,620	307,493	384,366	461,239	538,112	585,139	632,166
1,100,000	254,133	338,844	423,555	508,266	592,977	644,706	696,436
1,200,000	277,646	370,195	462,744	555,293	647,842	704,274	760,706
1,300,000	301,160	401,546	501,933	602,320	702,706	763,841	824,976
1,400,000	324,673	432,898	541,122	649,346	757,571	823,408	889,246
1,500,000	348,187	464,249	580,311	696,373	812,435	882,976	953,516

The credited years of service for Messrs. King, Taylor, Roper, and Starkey are 36, 15, 31, and 24, respectively.

The benefits shown in the table are calculated on the basis of a 50% joint and survivor benefit, assuming that at retirement the age of the employee’s spouse is 62. The amounts in the table do not include any social security benefits that an employee may receive.

Mr. van de Winkel is covered by a pension plan established under the laws of the Netherlands. The plan, which covers employees of N.V. Deli Universal and certain other Dutch subsidiaries, is partially funded by employer and participant contributions. During the 2005 fiscal year, N.V. Deli Universal contributed $78,435 to the plan on behalf of Mr. van de Winkel. His estimated annual pension benefit under the plan, assuming retirement at age 60, continuance of current salary level and 20 years of service, is $183,994.

The Company provides funding payments that are used for individual trusts for covered officers with vested accrued benefits under Universal Leaf’s defined benefit supplemental retirement plan. During the 2005 fiscal year, the following amounts, less applicable tax withholding, were deposited in individual trusts for Named Executive Officers with respect to the present value of projected benefits expected to be earned through March 31, 2005, under the supplemental retirement plan: Mr. King, $2,107,198; Mr. Taylor, $547,587; Mr. Roper, $415,363; and Mr. Starkey $344,363. These amounts offset benefits otherwise payable by the Company at retirement and are not intended to increase total promised benefits.

Stock Options

The following tables contain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended March 31, 2005, exercises of stock options by such executive officers in such fiscal year and the fiscal year end value of all unexercised stock options held by such executive officers.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)[2]	Expiration Date	Grant Date Present Value ($)[2]
Allen B. King	24,027 60,051 15,928 49,127 64,908	6.3 15.6 4.1 11.3 14.9	47.28 47.28 47.28 48.21 48.21	11/20/2007 12/02/2009 12/05/2012 11/20/2007 12/05/2012	230,659 576,490 152,909 465,724 615,328

William L. Taylor	43,296 20,582 1,962 8,228 61,686	11.3 5.4 0.5 1.9 14.2	47.28 47.28 48.21 48.21 48.21	11/20/2007 12/02/2009 11/20/2007 12/02/2009 12/05/2012	415,642 197,587 18,600 78,001 584,783

Hartwell H. Roper	30,688 27,782 10,288 2,206 53,403	8.0 7.2 2.4 0.5 12.3	47.28 47.28 48.21 48.21 48.21	11/20/2007 12/02/2009 11/20/2007 12/02/2009 12/05/2012	294,605 266,707 97,530 20,913 506,260

James H. Starkey, III	20,589 10,127 9,602 7,776 36,964	5.4 2.6 2.5 1.8 8.5	47.28 47.28 47.28 48.21 48.21	11/20/2007 12/02/2009 12/05/2012 12/02/2009 12/05/2012	197,654 97,219 92,179 73,716 350,419

Jack M. M. van de Winkel	0	0.0	N/A	N/A	N/A

[1]	All options granted in the 2005 fiscal year were reload options that replaced shares of the Company’s Common Stock used for stock swap option exercises under the CEO Program described above in “Report of Executive Compensation, Nominating, and Corporate Governance Committee.”

[2]	The Black-Scholes option pricing model was used to determine the “Grant Date Present Value” of the options listed in the table. The model assumed a risk-free interest rate of 3.43%, a dividend yield of 3.40%, and a stock price volatility of 0.29 based on the average weekly stock market closing price over the past ten years. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee realizes will depend on the excess of market value of a share of Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year

and Option Values at Fiscal Year End

Name	Shares Acquired on Exercise (#)	Value Realized ($)[1]	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In- the-Money Options At FY-End ($)[2]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen B. King	258,188	2,105,920	196,230	114,035	260,646	0
William L. Taylor	158,683	1,092,614	90,108	71,876	70,559	0
Hartwell H. Roper	146,557	1,057,980	89,945	65,897	84,668	0
James H. Starkey, III	98,165	624,886	45,983	44,740	15,239	0
Jack M. M. van de Winkel	0	0	0	0	0	0

[1]	The value realized represents the difference between the exercise price of the option and the fair market value of Common Stock on the date of exercise.

[2]	The value of the unexercised options at fiscal year end represents the difference between the exercise price of any outstanding options and $45.77, the closing sales price of a share of Common Stock on March 31, 2005, as reported on the New York Stock Exchange.

Except under extraordinary circumstances, all of the options shown as of fiscal year end were only exercisable automatically at not less than six-month intervals when at least a minimum stock price appreciation had occurred.

Contractual Obligations

To ensure that the Company will have the continued dedicated service of certain executives notwithstanding the possibility, threat, or occurrence of a change of control, the Company has change of control employment agreements (the “Employment Agreements”) with certain executives, including Allen B. King, William L. Taylor, Hartwell H. Roper, and James H. Starkey, III. The Employment Agreements generally provide that if the executive is terminated other than for cause within three years after a change of control of the Company, or if the executive terminates his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive certain severance benefits. Such severance benefits include a lump sum severance payment equal to three times the sum of his base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and an additional payment to compensate the executive for certain excise taxes imposed on certain change of control payments.

The Board of Directors believes that the Employment Agreements benefit the Company and its shareholders by securing the continued service of key management personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

CERTAIN TRANSACTIONS

In December 1997, the Company made an unsecured loan to Mr. Starkey, a Named Executive Officer, as a participant in the CEO Program for the purchase price of shares of Common Stock purchased by Mr. Starkey and contributed to the program. Mr. Starkey paid the loan in full on June 21, 2004. Interest accrued on the loan annually at the applicable federal rate for demand loans. Interest had been paid annually. The principal amount of the loan, and the loan balance as of the repayment date, was $65,355. The average annual interest applicable to the loan as of June 21, 2004, was 4.11%.

AUDIT INFORMATION

Fees of Independent Auditors

Audit Fees

The aggregate amounts of fees billed to the Company by Ernst & Young LLP (“Ernst & Young”) for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2005 and March 31, 2004, and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filings during such fiscal years, were $5,500,244 for the fiscal year ended March 31, 2005 and $2,289,032 for the fiscal year ended March 31, 2004. During the 2005 fiscal year, these fees included $2,735,593 in attestation services related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, which were services provided pursuant to new requirements and were not provided to the Company in fiscal year 2004.

Audit-Related Fees

The aggregate amounts of fees billed to the Company by Ernst & Young for professional services for assurance and related services that are reasonably related to the review of the Company’s financial statements and that are not reported under the heading “Audit Fees” above for the fiscal years ended March 31, 2005 and March 31, 2004, were $243,363 and $156,716, respectively. During fiscal years 2005 and 2004, these fees included fees for benefit plan audits, due diligence procedures, consultation and advice related to management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and other accounting consultation services.

Tax Fees

The aggregate amounts of fees billed to the Company by Ernst & Young for professional services for tax compliance, tax advice, and tax planning for the fiscal years ended March 31, 2005 and March 31, 2004, were $506,360 and $205,063, respectively. During fiscal years 2005 and 2004, tax fees generally included tax assistance on specific matters.

All Other Fees

There were no fees billed to the Company by Ernst & Young for services other than those described above for the fiscal year ended March 31, 2005. The aggregate amount of fees billed to the Company by Ernst & Young for services other than those described above for the fiscal year ended March 31, 2004, was $10,694. The fees for fiscal year 2004 generally included business consultations with respect to the relocation of an administrative office.

Pre-approval Policies and Procedures

The Company has guidelines in place regarding the engagement of the Company’s independent auditors to perform services for the Company. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to the Company or any wholly-owned or majority-owned affiliate of the Company must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of the Company’s pre-approval policies and procedures.

A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

Audit Committee
Walter A. Stosch, Chairman
John B. Adams, Jr.
Thomas H. Johnson
Eddie N. Moore, Jr.
Jeremiah J. Sheehan
Eugene P. Trani

Richmond, Virginia

June 9, 2005

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2006. The firm of Ernst & Young LLP audited the consolidated financial statements of the Company for the fiscal years ended March 31, 2005 and March 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and may make a statement if they so desire.

PROPOSALS FOR 2006 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2006 Annual Meeting must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P.O. Box 25099, Richmond, Virginia 23260, no later than February 28, 2006, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2006 Annual Meeting on August 1, 2006.

The Company’s Bylaws and Corporate Governance Guidelines also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of August 1, 2006, for the 2006 Annual Meeting, the Company must receive such notice no later than June 2, 2006, and no earlier than May 3, 2006. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws or Corporate Governance Guidelines, without charge, upon written request to the Secretary of the Company. The Corporate Governance Guidelines can also be obtained, free of charge, by visiting the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com.

OTHER MATTERS

THE COMPANY’S 2005 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2005 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “FORM 10-K”), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FORM 10-K CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO KAREN M. L. WHELAN, VICE PRESIDENT AND TREASURER, UNIVERSAL CORPORATION, P.O. BOX 25099, RICHMOND, VIRGINIA 23260 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.UNIVERSALCORP.COM.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 2, 2005

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION

Proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Allen B. King and William L. Taylor, and each or either of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on June 24, 2005, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on August 2, 2005, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy.

Please detach here

COMMON STOCK

1. Election of Directors:

01 Allen B. King

03 Hubert R. Stallard

Vote FOR all nominees (except as indicated below)

Vote WITHHELD from all nominees

02 Eddie N. Moore, Jr.

(Instructions: To withhold authority to vote for any indicated nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear(s) on this Proxy.

Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 2, 2005

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION

Voting Instruction

TO TRUSTEE, LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN.

This Voting Instruction is Solicited on Behalf of the Board of Directors of Universal Corporation.

Pursuant to Section 10.5 of the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant’s Account as of June 23, 2005, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on August 2, 2005, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT’S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Voting Instruction

Your telephone or Internet vote directs the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Voting Instruction and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Voting Instruction.

Please detach here

LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN

1. Election of Directors:

01 Allen B. King

03 Hubert R. Stallard

Vote FOR all nominees (except as indicated below)

Vote WITHHELD from all nominees

02 Eddie N. Moore, Jr.

(Instructions: To withhold authority to vote for any indicated nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear(s) on this Voting

Instruction. Attorneys-in-fact, executors, trustees, guardians,

corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 2, 2005

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION

Voting Instruction

TO TRUSTEE, EMPLOYEES’ STOCK PURCHASE PLAN OF UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED AND DESIGNATED AFFILIATED COMPANIES.

This Voting Instruction is Solicited on Behalf of the Board of Directors of Universal Corporation.

Pursuant to Section 13.01 of the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant’s Account as of May 31, 2005, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on August 2, 2005, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT’S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS, SO LONG AS SUCH VOTE IS IN ACCORDANCE WITH THE PROVISIONS OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Voting Instruction

Your telephone or Internet vote directs the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 1, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Voting Instruction and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Voting Instruction.

Please detach here

EMPLOYEES’ STOCK PURCHASE PLAN OF

UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED

AND DESIGNATED AFFILIATED COMPANIES

1. Election of Directors:

01 Allen B. King

03 Hubert R. Stallard

Vote FOR all nominees (except as indicated below)

Vote WITHHELD from all nominees

02 Eddie N. Moore, Jr.

(Instructions: To withhold authority to vote for any indicated nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear(s) on this Voting

Instruction. Attorneys-in-fact, executors, trustees, guardians,

corporate officers, etc. should give full title.